CHANGE IN CONTROL AGREEMENT
                                   (two years)


         This CHANGE IN CONTROL AGREEMENT (this "Agreement") is dated as of January 19, 1999, by and among BRIDGEHAMPTON NATIONAL BANK (the "Bank"), BRIDGE BANCORP, INC. (the "Company") (the Bank and the Company, collectively, the "Employers") and Christopher Becker (the "Employee").

     WHEREAS,   the  Employee  is  currently   serving  as  the  Executive  Vice
President/Chief Financial Officer;

     WHEREAS, the Company and the Employee have entered into a Change in Control Agreement dated as of January 13, 1998 (the "Prior Agreement");

     WHEREAS, the respective Board of Directors of the Employers (the "Boards") have approved and authorized the entry into this Agreement with the Employee;

     WHEREAS, the Boards believe that it is in the best interests of the Employers to encourage the Employee's continued employment with and dedication to the Bank in the face of potentially distracting circumstances arising from the possibility of a change in control of the Company or the Bank; and

     WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the payment of special compensation to the Employee in the event of a termination of the Employee's employment in connection with or as the result of a change in control of the Company or of the Bank and to replace and supersede the Prior Agreement;

     NOW, THEREFORE, it is AGREED as follows:

          1. Term.

               The initial term of this Agreement shall be for a period commencing on the date hereof and ending on December 31, 2003. The Employers may renew this Agreement by written notice to the Employee for one additional year on January 1, 2000 and each subsequent January 1 during the term of this Agreement unless the Employee gives contrary written notice to the Employers before any such renewal date. If at any time during the term of this Agreement, there is a "Change in Control" as defined in Section 2(b) hereof, the provisions of this Agreement shall continue to apply for two years from the date of such Change in Control regardless of whether the term of this Agreement is subsequently renewed under this Section 1. References herein to the "Term of this Agreement" shall include the initial term and any additional years for which this Agreement is renewed.

          2. Change in Control.

               (a)(i) If during the term of this Agreement there is a Change in Control (as defined below) and the Employee's employment by the Employers is terminated in accordance with Section 2(a)(iv), the Employee shall be entitled to receive as a severance payment for services previously rendered to the Employers a lump sum cash payment equal to 2.99 times the sum of the Employee's base salary in effect as of date of the Change in Control or the date of termination, whichever is greater, plus the amount of bonuses paid to the Employee during the 12 months preceding the Change in Control. (Subject to Section 2(c) and 2(d) below). Payment under this Section 2(a) shall not be reduced by any compensation that the Employee may receive from other employment with another employer after termination of the Employee's employment. Payment to the Employee of severance under this Section 2(a) shall be made on or before the Employee's last day of employment with the Employers.

               (ii) In addition to the liquidated damages that are payable to the Employee, the following shall apply in the event of any termination without Cause or in the event of any termination subject to Section 2(a)(i) hereof: (1) the Employee shall continue to participate in, and accrue benefits under, all retirement, pension, profit-sharing, employee stock ownership, and other deferred compensation plans of the Company or the Bank for the remaining term of this Agreement (or following a "Change in Control" as defined below, if longer, three years) as if the termination of employment of the Employee had not occurred (with the Employee being deemed to receive annually for the purposes of such plans the Employee's base salary as of the date of termination or, if applicable, Change in Control, whichever is greater), except to the extent that such continued participation and accrual is expressly prohibited by law, or to the extend such plan constitutes a "qualified plan" under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), in which case the Employers shall provide substantially equivalent benefits to the Employee under a non-qualified plan; (2) the Employee shall be entitled to continue to receive all other employee benefits for the remaining term of this Agreement (or following a "Change in Control," if longer, three years) as if the termination of employment had not occurred; and (3) all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Company or the Bank that are in effect on the date the notice of termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of his acts and omissions while an officer as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action that may be applicable to such acts or omissions; provided, however, that the Employers shall not be required to provide the benefits described in clause (1) or (2) of this Section 2(a)(ii) to the extent that the Employee has the right to receive substantially identical benefits by reason of his employment by another employer following the termination of his employment hereunder.

               (iii) In the event the employment of the Employee is terminated by the Employers in accordance with Section 2(a)(ii) hereof and the Bank fails to make timely payment of any amount then payable to or for the benefit of the Employee under this Agreement and such failure continues for more than 30 days, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal), compounded monthly, for the period from the date the payment is due until the payment is made. Such reimbursement and interest shall be in addition to all rights that the Employee is otherwise entitled to under this Agreement.

               (iv) For purposes of this Agreement, the Employee's employment by the Employers shall be considered terminated "in accordance with
               Section 2(a)(iv)" if a Change in Control shall occur, and in connection with such Change in Control or within two years thereafter either (x) the Employee's employment with the Employers shall be terminated as a result of an Actual Termination (as defined below), or (y) the Employee's employment with the Employers shall terminate after an event that would constitute Good Reason (as defined below); and the following terms shall have the meanings set out below:

          (A)  "Actual   Termination"  means  involuntary   termination  of  the
               Employee's employment with the Employers for any reason other than Willful Misconduct, Disability, death or Retirement.

          (B) "Willful Misconduct" means (I) the continued willful failure by the Employee to substantially perform his duties with the Employers or either of them (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Boards (or either of the Boards) that specifically identifies the manner in which the Employee has not substantially performed his duties and after a reasonable time period has run to allow the Employee to perform, (II) willful conduct that is a material violation of the Bank's written ethics policy or applicable law and that is materially injurious to the Employers or either of them, (III) other willful and wrongful conduct by the Employee that causes substantial and material injury to the business and operations of the Employers or either of them, the continuation of which, in the reasonable judgment of the Boards (or either of the Boards), will continue to substantially and materially injure the business and operations of the Employers (or either of them) in the future, or (IV) conviction of the Employee of a felony involving moral turpitude; provided, that an act or failure to act shall not be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the Employee's action or omission was in the best interests of the Employers;

          (C) "Good Reason" For purposes of this Agreement, a termination of employment by the Employee for "Good Reason" shall be treated as an involuntary termination of the Employee's employment by the Employers without Cause. "Good Reason" shall mean: (A) a material breach by the Employers or either of them of this Agreement or
               (B) a reduction, without the prior written consent of the Employee, in his base salary under Section 2 hereof or benefits provided to him under Section 3 hereof (or both).

          (D) "Retirement" means termination of the Employee based on the Employee's having reached the earlier of age 65 or the normal retirement age as defined under Bank's employee's pension plan, if permissible under applicable law.

          (E) "Date of Termination" means the date specified in the notice of termination.

               (b) For purposes of this Agreement, a "Change in Control" shall be deemed to have taken place if: (i) any person becomes the beneficial owner of more that 50 percent of the total number of voting shares of the Company; (ii) any person (other than the persons named as proxies solicited on behalf of the Board of Directors of the Company) holds revocable or irrevocable proxies as to the election or removal of members of the board of directors of the Company, for more than 50 percent of the total number of voting shares of the Company; (iii) any person

               (other than a person controlled directly or indirectly by the Company) becomes the beneficial owner of more than 50 percent of the total number of voting shares of the Bank; (iv) any person has received all required approvals of applicable regulatory authorities to acquire control of the Company or the Bank; or (v) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company immediately before such transaction shall cease to constitute at least one-half of the members of the Board of Directors of the Company or any successor corporation. For purposes of this
               Section 2(b), a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

               (c) Notwithstanding any other provisions of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Employee with the Company, the Bank or any other entity controlled by the Company, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 2(c) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company or the Bank for the direct or indirect provision of compensation to the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreement, and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, that should be reduced or eliminated so as to avoid having the payment to the employee under this Agreement be deemed to be a Parachute Payment.

               (d) Notwithstanding any other provision in this Agreement, (i) the Employers may terminate or suspend this Agreement and the employment of the Employee hereunder, as if such termination were for Cause under Section 7(a)(i) hereof and for Willful Misconduct under Section 8(a)(ii) hereof, to the extent required by the laws of the State of New York related to banking, by applicable federal law relating to deposit insurance or bank holding companies or by regulations or orders issued by the Banking Commissioner of the State of New York, the Federal Deposit Insurance Corporation or the Board of Governors of the Federal Reserve System and (ii) no payment shall be required to be made to the Employee under this Agreement to the extent such payment is prohibited by applicable law, regulation or order issued by a banking agency or a court of competent jurisdiction; provided, that it shall be the Employers' burden to prove that any such action was so required.

          3. Confidentially and Noninterference with Customers and Employees.

               (a) Except as authorized or directed by the Employers, the Employee shall not at any time during or subsequent to employment with the Employers, directly or indirectly, publish or disclose to any person or entity any confidential information of the Employers or confidential information of others that has come into the Employers' possession or the Employee's possession in the course of employment with Employers, and the Employee will not use such information for the Employee's personal gain or make it available for others to use. All information, whether written or not, regarding the business and finances of the Employers, or their customers and contractors, including, without limitation, information relating to existing and contemplated products, services, software, systems, methods, business procedures, construction, operational and marketing plans and programs, prices, costs and revenues, prospective and existing contracts, prospective and existing customers or other business arrangements and any additional information acquired only because of employment with the Employers, shall be presumed to be confidential, except to the extent the same shall have been lawfully and without breach of obligation made available to the general public without restriction. All papers and records of every kind, including all memoranda, notes, lists, plans, reports, data (written or recorded) and documents, whether originals or copies and whether prepared by the Employee or by others, relating to the business and finances of the Employers or their customers or contractors, shall be the sole and exclusive property of the Employers. The Employee will return to the Employers all of the above materials upon termination of employment and will not at any time give or disclose such materials to any unauthorized person or entity.

               (b) The Employee acknowledges and agrees that, because relationships with customers and prospective customers are expected to constitute a large portion of the goodwill of the Bank's business, it is of great importance to the Employers that the Employee not solicit the Bank's customers and prospective customers (other than on behalf of the Bank) during the period of employment, and that the Employee not solicit such customers and prospective customers after termination of the Employee's employment while the Employee is receiving salary continuation payments under Section 2(a) hereof, with respect to business or contracts for any products or service of the type provided, developed or under development by the Bank during the Employee's employment by the Bank, so that another employee of the Bank will have an opportunity to develop relationships with such clients and prospective clients. The Employee agrees that, while the Employee is employed by the Bank and while the Employee is receiving salary continuation payments under Section 2(a) hereof, the Employee shall not, within the area comprised of the Towns of Southampton, East Hampton, Shelter Island, Southold and Riverhead, New York, and any other town in which the Employee performed material services for the Bank, directly or indirectly solicit (other than on behalf of the Bank) business or contracts for any products or services of the type provided, developed or under development by the Bank during the Employee's employment by the Bank, from or with (i) any person or entity that was a customer of the Bank for such products or services as of, or within one year before, the date of termination of the Employee's employment with the Bank (the "Termination Date"), or (ii) any prospective customer that the Bank was actively soliciting as of, or within one year before, the Termination Date.

               (c) While the Employee is employed by the Employers and thereafter while the Employee is receiving salary continuation payments under Section 2(a) hereof, the Employee shall not solicit any person who is then employed by the Company, the Bank or any subsidiary of either of them or who within 90 days before the Termination Date had been so employed, to leave such employment or to become employed by any person or entity other than the company, the Bank or any such subsidiary.


               (d) The Employee acknowledges that the restrictions contained in this Section 3 are reasonable and necessary to protect the business and interest of the Employers and that any violation of these restrictions would cause substantial irreparable injury. Accordingly, the Employee agrees that a remedy at law for any breach of the foregoing covenants would be inadequate and that the Employers, in addition to any other remedies available, shall be entitled to obtain preliminary and permanent injunctive relief to secure specific performance of such covenants and to prevent a breach or contemplated breach of this Section without the necessity of proving actual damage. The Employee will provide the Employers a full accounting of all proceeds and profits received by the Employee as a result of or in connection with a breach of this Section. Unless prohibited by law, the Employers shall have the right to retain any amounts otherwise payable to the Employee to satisfy any obligations of the Employee as a result of any breach of this Section. The Employee hereby agrees to indemnify and hold harmless the Employers from and against any costs and expenses incurred by the Employers as a result of any breach of this Section by the Employee and in enforcing and preserving the Employers' rights under this Section.

          4. No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Employee, all rights to receive payments hereunder shall become rights of the Employee's estate.

          5. Prior Agreement Superseded; Entire Agreement; Amendments. The Prior Agreement is hereby replaced and superseded and the Prior Agreement shall be of no further force or effect after the date of this Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

          6. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          7. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of New York, excluding the choice of law rules thereof.

Attest:                                                     BRIDGE BANCORP, INC.


/s/ Raymond Wesnofske                     By /s/ Thomas J. Tobin
------------------------------------       -------------------------------------
Chairman of the Board                     President and Chief Executive Officer



Attest:                                              BRIDGEHAMPTON NATIONAL BANK



/s/ Raymond Wesnofske                     By /s/ Thomas J. Tobin
------------------------------------       -------------------------------------
Chairman of the Board                      President and Chief Executive Officer



                                           EMPLOYEE


                                           /s/ Christopher Becker
                                           -------------------------------------
                                           Christopher Becker